                                   EXHIBIT A
                                   ---------

                        TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/TRANSAMERICA SERIES TRUST
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

                        Form For Rule 17e-l Transaction

  (to be attached to confirmation of agency trades with An Affiliated Broker)

Transamerica MS Capital Growth VP        SEE ATTACHED
-------------------------------------    -------------------------------------
Name of Fund                             Date of Trade

SEE ATTACHED                             BIDS
-------------------------------------    -------------------------------------
Security                                 Name of Affiliated Broker

$23.44                                   $0.004
-------------------------------------    -------------------------------------
Total Commission                         Unit Cost of Commission (i.e., per
                                         share charge)

   In determining whether the commissions paid by the Fund were reasonable and fair compared to commissions charged by other brokers, the following information was used:

a. Commission charged by the Affiliated Broker during the same period to other clients/1/:
   $0.004 - $0.020

b. Commissions being charged during this time period by unaffiliated broker-dealers for comparable transactions:
   $0.020 - $0.035

c. Other information considered:

d. Comments, including explanation of any material differences between commissions reported under paragraphs a and b, above and those charged to the Fund for the reported transaction:

/s/ Kelly Daniels
-----------------------------
Kelly Daniels, Vice President

/1/ Rate reflects commission charged to other MSIM clients by the affiliated broker.

                                   EXHIBIT B
                                   ---------

                        TRANSAMERICA IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

             Quarterly Report to the Boards of Directors/Trustees
                Regarding Transactions with Affiliated Brokers

                        for quarter ended June 30, 2013
                                          -------------

Name of Fund: Transamerica MS Capital Growth VP
              ---------------------------------

Total broker-dealer commissions paid by the Fund during quarter: $34,277.79
                                                                 ----------

Total compensation paid by the Fund to each Affiliated Broker during quarter:

   Name of Affiliated Broker: BIDS
                              ----

   Total compensation to that Affiliated Broker: $23.44
                                                 ------

   Name of Affiliated Broker:
                              --------------

   Total compensation to that Affiliated Broker:
                                                 ---------------------

   Name of Affiliated Broker:
                              --------------

   Total compensation to that Affiliated Broker:
                                                 ---------------------

Comments:

Attached hereto are reports on individual transactions comprising these totals.

The undersigned certifies that these transactions were effected in compliance with the Fund's Procedures regarding payment of brokerage commissions to Affiliated Brokers under Section 17(e) and Rule 17e-1.

/s/ Sherri Cohen                           7/11/13
-----------------------------------        -------
Sherri Cohen                               Date
Managing Director

                                  RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                    FOR THE QUARTER ENDING: March 31, 2013

Rule 17e-1 Form (Affiliated Broker Transactions)
------------------------------------------------



                                         Affiliated
Client Name                              Broker Name  Trade Date  Transaction  Symbol         Security Name          Shares
-----------                              ------------ ----------  -----------  ------- ----------------------------- ------
Transamerica MS Capital Growth VP        BIDS (MLCO)  5/6/2013       Buy       ACGLUS     ARCH CAP GROUP LTD ORD       345
Transamerica MS Capital Growth VP        BIDS (MLCO)  5/6/2013       Sell      BAMUS   BROOKFIELD ASSET MANAGE-CL A    282
Transamerica MS Capital Growth VP        BIDS (MLCO)  5/21/2013      Buy       MJNUS    MEAD JOHNSON NUTRITION CO      143
Transamerica MS Capital Growth VP        BIDS (MLCO)  5/23/2013      Buy       MJNUS    MEAD JOHNSON NUTRITION CO       90
Transamerica MS Capital Growth VP        BIDS (MLCO)  5/23/2013      Buy       MJNUS    MEAD JOHNSON NUTRITION CO      540
Transamerica MS Capital Growth VP        BIDS (MLCO)  5/23/2013      Buy       MJNUS    MEAD JOHNSON NUTRITION CO      152
Transamerica MS Capital Growth VP        BIDS (MLCO)  5/23/2013      Buy       MJNUS    MEAD JOHNSON NUTRITION CO      143
Transamerica MS Capital Growth VP        BIDS (MLCO)  5/24/2013      Buy       ATHNUS        ATHENAHEALTH INC          145
Transamerica MS Capital Growth VP        BIDS (MLCO)  5/29/2013      Buy       MJNUS    MEAD JOHNSON NUTRITION CO      343
Transamerica MS Capital Growth VP        BIDS (MLCO)  5/30/2013      Buy       GRPNUS          GROUPON INC             742
Transamerica MS Capital Growth VP        BIDS (MLCO)  5/31/2013      Buy       GRPNUS          GROUPON INC             524
Transamerica MS Capital Growth VP        BIDS (MLCO)  6/3/2013       Buy       SIRIUS      SIRIUS XM RADIO INC       2,410
                                                                                                                     -----
                                                                                                  TOTAL              5,859
                                                                                                                     =====

                                                   Broker
                                                 Commission
                                                  Cost Per    Total
Client Name                               Price    Share    Commission Total Cost
-----------                              ------- ---------- ---------- -----------
Transamerica MS Capital Growth VP        $53.025 $  0.0040      $ 1.38 $ 18,300.53
Transamerica MS Capital Growth VP        $38.750 $  0.0040      $ 1.13 $ 10,921.61
Transamerica MS Capital Growth VP        $80.770 $  0.0040      $ 0.57 $ 11,552.97
Transamerica MS Capital Growth VP        $82.810 $  0.0040      $ 0.36 $  7,454.70
Transamerica MS Capital Growth VP        $83.742 $  0.0040      $ 2.16 $ 45,231.43
Transamerica MS Capital Growth VP        $84.475 $  0.0040      $ 0.61 $ 12,843.24
Transamerica MS Capital Growth VP        $84.480 $  0.0040      $ 0.57 $ 12,083.50
Transamerica MS Capital Growth VP        $84.000 $  0.0040      $ 0.58 $ 12,182.90
Transamerica MS Capital Growth VP        $84.353 $  0.0040      $ 1.37 $ 28,939.94
Transamerica MS Capital Growth VP        $ 7.475 $  0.0040      $ 2.97 $  5,561.29
Transamerica MS Capital Growth VP        $ 7.635 $  0.0040      $ 2.10 $  4,011.22
Transamerica MS Capital Growth VP        $ 3.480 $  0.0040      $ 9.64 $  8,435.00
                                                                ------ -----------
                                                                $23.44 $177,518.33
                                                                ====== ===========

            /s/ Kelly Daniels
            ----------------------------
Name:       Kelly Daniels
Title:      Vice President - Compliance

Morgan Stanley Investment Management, Inc,

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